As filed with the Securities and Exchange Commission on December 12, 2012

File Nos. 333-183233 and 333-183233-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manulife Financial Corporation	(Exact name of each Registrant as specified in its charter)	John Hancock Life Insurance Company (U.S.A.)

Canada	(State or other jurisdiction of incorporation or organization)	Michigan

98-0361647	(I.R.S. Employer Identification No.)	01-0233346

200 Bloor Street East Toronto, Ontario Canada, M4W 1E5 (416) 926-3000	(Address and telephone number of each Registrant’s principal executive offices)	601 Congress Street Boston, Massachusetts 02110-2805 (617) 663-3000

Stephen P. Sigurdson, Esq. Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario Canada M4W 1E5 (416) 926-3000	(Name, address and telephone number of agent for service)	Arnold R. Bergman, Esq. John Hancock Life Insurance Company (U.S.A.) 601 Congress Street Boston, Massachusetts 02110-2805 (617) 663-3000

Copies to:

Andrew J. Beck, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Fl

New York, New York 10036-7703

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered[1]	Proposed maximum aggregate price per security[2]	Proposed maximum aggregate offering price[3]	Amount of registration fee[1]
Market value adjustment interests under deferred annuity contracts	$44,650,000.00	$1.00	$1.00	$0
Subordinated Guarantee relating to market value adjustment interests under deferred annuity contracts[4]				None

[1]

The filing is being made under the Securities Act of 1933 to register $44,650,000.00 of market value adjustment interests under deferred annuity contracts of John Hancock Life Insurance Company (U.S.A.). The interests being registered herein are carried over, unsold securities, from an existing F-3 Registration Statement of the same issuers (File Nos. 333-164149 and 333-164149-01) filed on January 4, 2010. Because a filing fee of $3,565.00 was previously paid with respect to those unsold securities, there is no filing fee under this Registration Statement. In accordance with Rule 415(a)(6), the offering of securities on the earlier Registration Statement will be deemed terminated as of the effective date of this Registration Statement. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the Subordinated Guarantee is payable.

[2]	Interests in market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.
[3]	The maximum aggregate offering price is estimated solely for the purpose of determining the amount of the registration fee.
[4]	The Subordinated Guarantee issued by Manulife Financial Corporation being registered hereon is being sold without separate consideration.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN PROSPECTUS

Version A

Declaration Variable Annuity Prospectus

Patriot Variable Annuity Prospectus

Revolution Access Variable Annuity Prospectus

Revolution Extra Variable Annuity Prospectus

Revolution Value Variable Annuity Prospectus

(Referred to in the Prospectus as “Annex”)

(Incorporated by reference to Registration Statements on Form N-4,

File Nos. 333-164137, 333-164138, 333-164139 and 333-164140 filed on April 30, 2012.)

Version B

Market Value Adjustment Interests offered under

Revolution Access Variable Annuity

Revolution Value Variable Annuity

Revolution Extra Variable Annuity

Patriot Variable Annuity and

Declaration Variable Annuity

January 4, 2013

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

MARKET VALUE ADJUSTMENT INTERESTS

offered under

REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY and DECLARATION VARIABLE ANNUITY

Deferred combination fixed and variable annuity contracts previously issued by

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Guaranteed as described herein by

MANULIFE FINANCIAL CORPORATION

This Prospectus describes the market value adjustment interests offered under REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY, and DECLARATION VARIABLE ANNUITY deferred combination fixed and variable annuity contracts previously issued by John Hancock Variable Life Insurance Company (“JHVLICO”) and subsequently assumed by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”). Unless otherwise specified, “we,” “us,” “our,” “ours” or “the Company” refers to John Hancock USA. This Prospectus also describes the subordinated guarantee by Manulife Financial Corporation (“MFC”) of obligations of John Hancock USA under a Contract (the “MFC Subordinated Guarantee”). MFC is our parent company. John Hancock Distributors, LLC, a Delaware limited liability company and an affiliate of ours, is the sole principal underwriter for all contracts sold pursuant to the Registration Statement.

This Prospectus describes market value adjustment interests under both an individual deferred annuity contract and certificates that were issued under a group deferred annuity contract. We use the term “Contract” to describe both an individual contract and a certificate under a group contract that evidences a participating interest in the group contract. As used herein, “you” refers to the Owner of a Contract.

The Fixed Investment Options may also be referred to as “market value adjustment interests.” The accompanying Annex to this Prospectus describes both the “fixed” and “variable” investment options for each of the Revolution Access, Revolution Value, Revolution Extra, Patriot, and Declaration variable annuity Contracts. You assume some risks in purchasing this contract. Please see “IV. Risk Factors” on page 5.

Please read this Prospectus carefully and keep it for future reference. It contains information about the Contract and the MFC Subordinated Guarantee that you should know before investing in a Fixed Investment Option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. These securities are not deposits with, or obligations of, or guaranteed or endorsed by, any bank or any affiliate thereof, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The MFC Subordinated Guarantee does not relieve the Company of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

You should rely on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the securities covered by this Prospectus in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus supplement is accurate as of any date other than the date on the front of this Prospectus or any applicable Prospectus supplement, as the case may be.

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under this Prospectus.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Annuities Service Center	Mailing Address
27 DryDock Ave, STE 3	P.O. Box 55444
Boston, MA 02210-2382	Boston, MA 02205-5444
(800) 344-1029	www.jhannuities.com

(The information contained in, or accessible through, John Hancock USA’s website is not incorporated by reference into this Prospectus.)

ii

I. GLOSSARY

The following terms as used in this Prospectus have the indicated meanings. We also define other terms in specific sections of this Prospectus.

Accumulation Period: The period between the issue date of the Contract and its Maturity Date.

Additional Purchase Payment: Any Purchase Payment made after the initial Purchase Payment.

Annuitant: Any natural person or persons to whom annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. If the Contract Owner names more than one person as an Annuitant, the second person named is referred to as “co-Annuitant.” The Annuitant and co-Annuitant are referred to collectively as “Annuitant.” The Annuitant is as designated on the Contract specification page or in the application.

Annuities Service Center: The mailing address of our service office is listed on the first page of this Prospectus. You can send overnight mail to us at the street address of the service office, 27 DryDock Avenue, Suite 3, Boston, Massachusetts 02210-2382.

Annuity Option: The method selected by the Contract Owner (or as specified in the Contract if no selection is made) for annuity payments made by us.

Beneficiary: The person, persons or entity entitled to the death benefit under the Contract upon the death of a Contract Owner. The Beneficiary is as specified in the application, unless changed.

Company: John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”).

Contract: The combination fixed and variable annuity contract described by this Prospectus. If you purchased this annuity under a group contract, a Contract means the certificate issued to you under the group contract.

Contract Anniversary: The day in each calendar year after the Contract Date that is the same month and day as the Contract Date.

Contract Date: The date of issue of the Contract.

Contract Value: The total of the Investment Account values attributable to the Contract.

Contract Year: A period of twelve consecutive months beginning on the date as of which the Contract is issued, or any anniversary of that date.

Fixed Investment Option: An Investment Option in which a Company guarantees the principal value and the rate of interest credited to the Investment Account for the term of any Guarantee Period.

General Account: All of the Company’s assets other than assets in its Separate Account or any other separate account that it may maintain.

Good Order: The standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and it complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: Under the Contract, you make a Purchase Payment to us, and we credit interest for a period of time known as the Guarantee Period.

Investment Account: An account we establish for you which represents your interests in an Investment Option during the Accumulation Period.

Investment Options: The investment choices available to Contract Owners. We refer to the Variable Investment Options and the Fixed Investment Option together as Investment Options.

JHVLICO: John Hancock Variable Life Insurance Company.

Market Value Adjustment: An adjustment we make to amounts that are withdrawn or annuitized on any date other than during the period 30 days after the expiration of the Guarantee Period. The Market Value Adjustment may increase or decrease the amount available for withdrawal or annuitization.

Maturity Date: The date on which we begin to make annuity payments to the Annuitant. The Maturity Date is the date specified on the Contract specifications page, unless changed with our consent.

Owner or Contract Owner (“you”): The person, persons, co-Owners or entity entitled to all of the ownership rights under the Contract. The Owner has the legal right to make all changes in contractual designations where specifically permitted by the Contract. The Owner is as specified in the application, unless changed. We may refer to the Owner in this prospectus as “you.”

Prospectus: This prospectus that describes interests in a Contract.

Purchase Payment: An amount you pay to us for the benefits provided by the Contract.

Rider: An optional benefit that you may have elected for an additional charge.

Variable Investment Option: An Investment Option corresponding to a Subaccount of the Separate Account that invests in shares of a specific Portfolio.

II. ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise specified or the context otherwise requires, references to “John Hancock USA,” “we”, “our,” “ours,” “us” or “the Company” refers to John Hancock Life Insurance Company (U.S.A.) and references to “MFC” refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this Prospectus are expressed in U.S. dollars, and references to “dollars” or “$” are to U.S. dollars and all references to “Cdn$” are to Canadian dollars. John Hancock USA financial information included and incorporated by reference in this Prospectus is prepared using generally accepted accounting principles in the United States, which we refer to as “U.S. GAAP.” Unless otherwise specified, MFC financial information included and incorporated by reference in this Prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as “Canadian GAAP.” MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. MFC adopted International Financial Reporting Standards (“IFRS”) as a replacement of previous Canadian GAAP effective January 1, 2011 for fiscal periods beginning the first quarter of 2011 with comparative financial information provided for 2010 prepared under IFRS. Accordingly, Canadian GAAP refers to prior Canadian generally accepted accounting principles for 2009 and earlier and IFRS for 2010 and beyond. With the adoption of IFRS in 2011, MFC is no longer required to reconcile its annual financial results to U.S. GAAP in its consolidated financial statements. Please see “VI. Accounting Treatment” for more information.

John Hancock USA’s principal executive offices are located at 601 Congress Street, Boston, Massachusetts 02210. You may call us at (800) 344-1029. MFC’s principal executive offices are located at 200 Bloor Street East, Toronto ON, Canada M4W 1E5. You may call us at (416) 926-3000.

This Prospectus, which includes the accompanying Annex, is part of a joint registration statement on Form F-3 (the “Registration Statement”) relating to the Contracts that MFC and John Hancock USA filed with the U.S. Securities and Exchange Commission (“SEC”). This Prospectus describes information about a subordinated guarantee of the Contracts. The accompanying Annex provides more general information about the Contracts. The accompanying Annex is dated as of a specific date. To the extent information in a later dated portion of this Prospectus is inconsistent with an earlier dated portion of this Prospectus, you should rely on the information in the later dated portion of this Prospectus. Under the Registration Statement, John Hancock USA may, from time to time, accept Additional Purchase Payments for the Contracts described in this Prospectus.

This Prospectus, together with the documents incorporated by reference herein, provides you with a description of the Contracts. Before you invest, you should read this Prospectus together with the additional information described under the heading “V. Where You Can Find More Information.” This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Contracts. See “VI. Accounting Treatment.”

III. OVERVIEW

This overview tells you some key points you should know about any new allocation to a Fixed Investment Option under your Contract. Because this is an overview, it does not contain all the information that may be important to you about new Fixed Investment Options that we may make available from time to time. Insurance laws and regulations apply to us in every state in which the Contracts were sold. As a result, some terms and conditions of your Contract regarding the new Fixed Investment Options may vary from the terms and conditions described in this Prospectus, including the Annex, depending upon where you purchase a Contract. We disclose all material features and benefits of the Fixed Investment Options under your Contract in this Prospectus, including the Annex, that you should read before you invest in a new Fixed Investment Option. You should be sure to read your Contract as well.

Each Contract is called a “combination contract,” because it provides you the option of earning either a fixed or a variable investment return on the value accumulating in the Contract. John Hancock USA offers fixed return options under the Contracts in the form of Fixed Interest Options which are described in the Annex to this Prospectus. Depending on state requirements, we may have issued the Contract under a master group contract.

The Contracts described in this Prospectus are no longer offered for sale; however, you may be able to make investments for new Guarantee Periods under the Fixed Investment Options we make available, as permitted under your Contract. Under the Contract, you may allocate a Purchase Payment or transfer Contract Value to a Fixed Investment Option, and we credit interest for the Guarantee Period.

We invest the Contract Value you allocate to a Fixed Investment Option in our General Account and we will credit interest at a fixed rate, declared by us, subject to a minimum rate stated in your Contract. If you remove money from any Fixed Investment Option prior to its expiration, however, we may increase or decrease your Contract Value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that Fixed Investment Option. This is known as a “Market Value Adjustment.”

At the end of each Guarantee Period, you can choose:

•	to start a subsequent Guarantee Period (up to a maximum Maturity Date),

•	to transfer your Fixed Investment Option Contract Value to one or more Variable Investment Options,

•	to start annuity benefit payments, or

•	to receive your Contract Value.

(We may assess a withdrawal charge and make a Market Value Adjustment to your Contract Value if you make any of these elections outside of a 30-day period at the end of a Guarantee Period.)

Additional Purchase Payments and Transfers of Contract Value. The minimum Additional Purchase Payment, depending upon the Contract, ranges from $200 - $500 ($100 minimum for an Additional Purchase Payment paid by direct deposit). Currently, we do not enforce these minimum Additional Purchase Payment amount requirements, but we may do so in the future.

You can make Additional Purchase Payments of up to $1,000,000 in any one Contract Year. The total of all Additional Purchase Payments and transfers of Contract Value that you may allocate to any one Variable Investment Option or Fixed Investment Option, in any one Contract Year may not exceed $1,000,000.

Guarantee Periods. We may offer different Guarantee Periods under the Contract for you to choose, but any specific Guarantee Period may not be available at all times or through all authorized distributors of the Contracts. In states where approved, we currently make available various Fixed Investment Options with durations of up to five years, and we may make one or more additional Fixed Investment Options available for Contracts issued before September 30, 2002. We provide no assurance that we will continue to offer a Guarantee Period within this range.

At the end of a Guarantee Period, you may choose a new Guarantee Period from any of the then existing Guarantee Period options, at the then current interest rates.

Guarantee Rates. We determine from time to time the interest rates that we will guarantee for each Guarantee Period. The guaranteed interest rate will in no event be less than the greater of 1% or the minimum rate required by applicable law. We, in our sole discretion, determine the guaranteed interest rates. We guarantee the interest rate for the duration of the Guarantee Period and may not change it for that Guarantee Period.

Withdrawals. Before the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Contract Value.

We will deduct any partial withdrawal proportionally from each of your Investment Options based on the value in each, unless you direct otherwise. When you take a partial withdrawal, we deduct any applicable withdrawal charge as a percentage of the total amount withdrawn. We take any applicable withdrawal charge from the amount remaining in a Contract after we process the amount you request.

Market Value Adjustment. We will adjust any amount withdrawn or annuitized prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period by the Market Value Adjustment factor described under “Calculation of Market Value Adjustment” and Appendix A: “Details About Our Fixed Investment Options – Computation of Market Value Adjustment” in the Annex to this Prospectus.

We reserve the right to terminate your Contract if the value of your Contract becomes zero. You generally may not make any surrenders or partial withdrawals once we begin making payments under an Annuity Option. For Declaration and Patriot Variable Annuities only: if your “free withdrawal value” at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals.

Withdrawal Charges. If you make a withdrawal from the Contract before the Maturity Date, we may impose a withdrawal charge for Declaration, Patriot, Revolution Extra and Revolution Value Contracts (which will never be more than 6% of the Purchase Payment we deem withdrawn for Declaration and Patriot Contracts and 7% of the Purchase Payment we deem withdrawn for Revolution Extra and Revolution Value Contracts). The Revolution Access Contracts do not have a withdrawal charge. There is never a withdrawal charge with respect to certain free withdrawal amounts. The amount of the withdrawal charge and when it is assessed are discussed in the Annex to this Prospectus under “III. Fee Tables,” “IV. Basic Information – What Fees and Charges will be Deducted from My Contract? –

Withdrawal Charge” and Appendix B: “Examples of Withdrawal Charge Calculations.” A withdrawal may be subject to income tax and a 10% penalty tax (see “IX. Federal Tax Matters” in the Annex to this Prospectus for possible qualifications and a more detailed discussion).

See the Annex to this Prospectus for a description of all other fees applicable to your Contract.

Confirmation Statements. We will send you confirmation statements for certain transactions in your Investment Account. You should carefully review these transaction confirmations to verify their accuracy. You should report any mistakes immediately to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, we will deem you to have ratified the transaction. We encourage you to register for electronic delivery of your transaction confirmations. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

Telephone and Electronic Transactions. You may request withdrawals by telephone. We may also permit you to access information and perform some electronic transactions through our website (see “IV. Basic Information – How Can I Change My Contract’s Investment Options? – Telephone and Electronic Transactions” and “IV. Basic Information – How Can I Withdraw Money from My Contract? – Telephone Withdrawals” in the Annex to this Prospectus).

Death Benefits. The Contracts described in this Prospectus and the Annex to this Prospectus generally provide for distribution of death benefits if you die before a Contract’s Maturity Date. The minimum death benefits provided under the Contracts differ, depending on when you purchased a Contract, our maximum limits on death benefits at that time, the jurisdiction in which we issued a Contract, and the age of the oldest Owner (or Annuitant) on the date of issue. We may pay death benefits in some cases on the Annuitant’s death, instead of the Owner’s death, if the Annuitant predeceases the Owner. In addition, you may have purchased a Contract with an optional death benefit Rider that will enhance the amount of death benefit. You should read your Contract carefully to determine the minimum death benefit and any enhanced death benefit payable during the Accumulation Period.

We will determine the death benefit as of the date we receive written notice and proof of death (Due Proof of Death) and all required claim forms at our Annuities Service Center.

Tax Deferral. The status of the Contract as an annuity generally allows all earnings under the Contract to be tax-deferred until withdrawn or until Annuity Payments begin (see “IX. Federal Tax Matters” in the Annex to this Prospectus for possible qualifications and a more detailed discussion). In most cases, no income tax will have to be paid on your earnings under the Contract until these earnings are paid out. This tax-deferred treatment may be beneficial to you in building assets in a long-term investment program.

You do not receive any additional tax deferral benefit if your Contract was purchased in connection with a tax-qualified retirement plan.

IV. RISK FACTORS

There are various risks associated with an investment in the Contract that we summarize below.

Issuer/Guarantor Risk. Fixed Investment Options under your Contract are the obligation of John Hancock USA and thus are backed by that Company’s financial strength. If the Company were to experience significant financial adversity, it is possible that the Company’s ability to pay interest and principal under the Contract could be impaired. The Guarantee Periods are subject to a subordinated guarantee by MFC. If MFC were to experience significant financial adversity, it is possible that MFC’s ability to pay amounts due under the guarantee could be impaired.

Market Value Adjustment Risk. Because of the Market Value Adjustment provision of the Contract, the Contract Owner bears the investment risk that the guaranteed interest rates offered by us at the time of withdrawal or the start of Annuity Payments may be higher than the guaranteed interest rate applied to the new Fixed Investment Option, with the result that the amount you receive upon withdrawal or annuitization may be reduced by the Market Value Adjustment and may be less than your original investment in the new Fixed Investment Option. See “Appendix A: Details About Our Fixed Investment Options – Computation of Market Value Adjustment” in the Annex to this Prospectus.

If you choose to withdraw your money or annuitize on any date other than the period 30 days after the expiration of the Guarantee Period, you will experience a Market Value Adjustment. You do not participate directly in the investment experience of the assets that the Company holds to support the Contract. Nonetheless, the Market Value Adjustment formula (which is discussed in the Annex to this Prospectus) reflects the effect that prevailing interest rates have on those assets. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when a Guarantee Period began, you will experience a “negative” Market Value Adjustment. When we impose this Market Value Adjustment, it could result in the loss of both the interest you have earned and a portion of the amount you allocated to the Guarantee Period. The Market Value Adjustment, alone or in combination with the applicable withdrawal charges, could result in your total withdrawal proceeds being less than the amount you allocated to the Guarantee Period. Thus, before you commit to a particular Guarantee Period, you should consider carefully whether you have the ability to remain invested throughout the Guarantee Period. In addition, we cannot, of course, assure you that the Contract will perform better than another investment that you might have made.

Risks Related to the Withdrawal Charge. We may impose a withdrawal charge for Declaration, Patriot, Revolution Extra and Revolution Value Contracts (which will never be more than 6% of the Purchase Payment we deem withdrawn for Declaration and Patriot Contracts and 7% of the Purchase Payment we deem withdrawn for Revolution Extra and Revolution Value Contracts). The Revolution Access Contracts do not have a withdrawal charge. If you anticipate needing to withdraw your money prior to the end of a Guarantee Period, you should be prepared to pay the withdrawal charge that we will impose.

Tax Consequences. You should be aware that owning these securities may have tax consequences both in the United States and Canada. You should read the tax discussion contained in the Annex to this Prospectus and in any applicable Prospectus supplement. However, this Prospectus, the Annex to this Prospectus and any applicable Prospectus supplement may not describe these tax consequences fully.

Risks Relating to MFC and its Subordinated Guarantee

MFC May Be Unable to Make Timely Payments in Accordance with the MFC Subordinated Guarantee

The financial capacity of MFC to make timely payments under its subordinated guarantee (the “MFC Subordinated Guarantee”) of your interest in any Fixed Investment Option may be adversely affected by a number of factors. Investors in the Fixed Investment Options should review the factors discussed under the captions “Risk Factors” and “Caution Regarding Forward-Looking Statements” in MFC’s Annual Report on Form 40-F/A, dated March 23, 2012, under the captions “Risk Management and Risk Factors” and “Critical Accounting and Actuarial Policies” in MFC’s Management’s Discussion and Analysis for the year ended December 31, 2011, and in note 10 to MFC’s annual audited consolidated financial statements as at and for the year ended December 31, 2011, each filed as an exhibit to MFC’s Annual Report on Form 40-F, as amended, for the fiscal year ended December 31, 2011 (incorporated by reference in this Prospectus), similar sections in MFC’s subsequent filings that MFC incorporates by reference in this Prospectus, and other information about MFC included in this Prospectus. In addition, the MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinate to the MFC Subordinated Guarantee of the contract’s Fixed Investment Options, and effectively rank senior to MFC’s preferred and common shares. Consequently, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization, or upon acceleration of any series of debt securities or other financial obligations due to an event of default thereunder also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee is governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee provides that any claim or proceeding brought by a holder of the Contract (“Holder”) to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this Prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to taxes, duties, assessments or governmental charges imposed on a Holder with respect to any Contract offered by this Prospectus:

(a)	(i) by reason of the Holder being a person with whom John Hancock USA or MFC is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of the Holder having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b)	by reason of the Holder being liable for or subject to such withholding or deduction because of the Holder’s failure to make a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (i.e., the date on which such payment first becomes due) except to the extent that the Holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

MFC’s Incorporation in Canada May Make it More Difficult for You to Enforce the MFC Subordinated Guarantee

Holders of Contracts may have more difficulty enforcing their rights under the MFC Subordinated Guarantee than would holders of contracts guaranteed by a corporation incorporated in a jurisdiction of the United States. Your ability to enforce civil liabilities related to the MFC Subordinated Guarantee under U.S. federal securities laws may be affected adversely by the fact that Manulife Financial Corporation is organized under the laws of Canada, most of its officers and directors and some of the experts named in this Prospectus are residents of Canada, and a substantial portion of their assets are located outside the United States. See XII. “Enforcement of Judgments.”

V. WHERE YOU CAN FIND MORE INFORMATION

MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Summary financial information regarding John Hancock USA is included in MFC’s reports. John Hancock USA is not subject to the information and filing requirements of the Exchange Act.

You may read and copy any reports, statements or other information filed by MFC (Registrant 001-14942) at the SEC’s Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this Prospectus.

MFC and John Hancock USA filed a joint Registration Statement on Form F-3 with the SEC in respect of the securities being offered by this Prospectus. This Prospectus is a part of that Registration Statement. As permitted by SEC rules, this Prospectus does not contain all the information you can find in the Registration Statement. The SEC allows MFC to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.

The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC:

(a)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2011, as filed on March 16, 2012 and as amended and filed on Form 40-F/A on March 23, 2012, other than the section of the Annual Information Form entitled “Ratings”;

(b)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 23, 2012, other than the sections entitled “Report of the Management Resources and Compensation Committee” and “Performance Graph”;

(c)	MFC’s Reports of Foreign Issuer on Form 6-K filed on March 16, 2012, May 10, 2012, November 13, 2012, November 27, 2012, December 4, 2012 and December 4, 2012;

(d)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2010, as filed on March 18, 2011 and as amended and filed on Form 40-F/A on March 25, 2011, other than the section of the Annual Information Form entitled “Ratings”; and

(e)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2009, as filed on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, other than the section of the Annual Information Form entitled “Ratings.”

We will provide to each person, including any Contract Owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with the Prospectus, at no cost to the requester, upon written or oral request to:

Manulife Financial Corporation

ATTN: Corporate Secretary

200 Bloor Street East, NT-10

Toronto, Ontario Canada M4W 1E5

Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this Prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus.

You should rely on the information contained in or incorporated by reference in this Prospectus or any applicable prospectus supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the securities covered by this Prospectus in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of this Prospectus or any applicable prospectus supplement, as the case may be.

VI. ACCOUNTING TREATMENT

John Hancock USA does not file annual, quarterly or current reports with the SEC and there are no additional separate financial statements of John Hancock USA included in, or incorporated by reference in, this Prospectus. John Hancock USA is a subsidiary of MFC for financial reporting purposes and, as a consequence, John Hancock USA has been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC. MFC’s financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

MFC prepares its consolidated financial statements in accordance with generally accepted accounting principles in Canada, which we refer to as “Canadian GAAP,” which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). MFC adopted International Financial Reporting Standards (“IFRS”) as a replacement of previous Canadian GAAP effective January 1, 2011 for fiscal periods beginning the first quarter of 2011 with comparative financial information provided for 2010 prepared under IFRS. Accordingly, Canadian GAAP refers to prior Canadian generally accepted accounting principles for 2009 and earlier and IFRS for 2010 and beyond. With the adoption of IFRS in 2011, MFC is no longer required to reconcile its annual financial results to U.S. GAAP in its consolidated financial statements. Instead, MFC has elected to disclose certain consolidated U.S. GAAP information in its Management’s Discussion and Analysis. MFC’s consolidated financial statements incorporated by reference in this Prospectus and in the documents incorporated by reference in this Prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. For a reconciliation and analysis of major differences between IFRS and U.S. GAAP for net income attributed to shareholders, you should refer to MFC’s Form 40-F filed on March 16, 2012, in the U.S. GAAP Disclosures section of Exhibit 99.2 –Management’s Discussion & Analysis in the MFC Annual Report for the year ended December 31, 2011. For a discussion of the principal differences between MFC’s financial results calculated under Canadian GAAP and under IFRS, you should refer to notes 1 and 25 to MFC’s annual audited consolidated financial statements as at December 31, 2011 and 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010 on Form 40-F filed on March 16, 2012. For a discussion of the principal differences between MFC’s financial results calculated under Canadian GAAP and under U.S. GAAP, you should refer to note 21 to MFC’s annual audited consolidated financial statements as at and for the years ended December 31, 2009 and 2008 on Form 40-F filed on March 19, 2010, and to note 22 to MFC’s amended annual audited consolidated financial statements as at and for the years ended December 31, 2010 and 2009 on From 40-F filed on March 18, 2011.

VII. DESCRIPTION OF JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

We are John Hancock Life Insurance Company (U.S.A.), a stock life insurance company that was incorporated in Maine on August 20, 1955 by a special act of the Maine legislature and redomesticated under the laws of the State of Michigan on December 30, 1992. We are a direct, wholly-owned subsidiary of The Manufacturers Investment Corporation, which in turn is indirectly wholly-owned by MFC. The “John Hancock” name is MFC’s primary U.S. brand. We are authorized to transact life insurance and annuity business in all states except New York, and in the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Our principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. You may call us at (800)344-1029. We also have an Annuities Service Center at 27 DryDock Avenue, Suite 3, Boston, Massachusetts 02210-2382. MFC’s principal executive offices are located at 200 Bloor Street East, Toronto ON, Canada M4W 1E5. You may call us at (416) 926-3000.

On December 31, 2009, JHVLICO merged into John Hancock USA (the “Merger”). As a result of the Merger, John Hancock USA has assumed JHVLICO’s obligations with respect to the Contracts, which were previously issued by JHVLICO.

As a result of the Merger, John Hancock USA has assumed JHVLICO’s obligations with respect to existing Guarantee Periods, and offers of new Guarantee Periods under the Contracts beginning on or after January 4, 2010. John Hancock USA’s obligations with respect to all Guarantee Periods offered hereby will continue to be fully and unconditionally guaranteed by MFC pursuant to the MFC Subordinated Guarantee. The MFC Subordinated Guarantee applies to any Guarantee Periods offered hereby, unless and until we notify you otherwise. See “IX. Description of the MFC Subordinated Guarantee – What Are the Terms of the MFC Subordinated Guarantee?”

As a publicly-traded company whose common shares are listed for trading principally on the Toronto Stock Exchange and the New York Stock Exchange, MFC files annual and other reports with the SEC. Under the SEC’s rules, the MFC Subordinated Guarantee is being implemented in order to save John Hancock USA the expense of being a company required to periodically file annual and quarterly reports with the SEC. See “IX. Description of the MFC Subordinated Guarantee – What Are the Reasons for the Additional MFC Subordinated Guarantee?”

The MFC Subordinated Guarantee does not relieve John Hancock USA of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

VIII. DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC’s head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).

MFC’s subsidiaries provide financial protection and wealth management products and services, including individual life insurance, group life and health insurance, long-term care insurance, pension products, annuities and mutual funds. These services are provided to individual and group customers in Asia, Canada and the United States. MFC’s subsidiaries also provide investment management services with respect to their general fund assets, segregated fund assets, mutual funds, and to institutional customers. MFC’s subsidiaries also offer specialized property and aviation catastrophe risk reinsurance products. MFC has directly or indirectly held all of the outstanding shares of John Hancock USA capital stock since September 1999.

IX. DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

What Are the Terms of the MFC Subordinated Guarantee?

MFC guarantees your full interest in any Fixed Investment Option. This means that, if John Hancock USA fails to honor any valid request to surrender, transfer, or withdraw any amount from a Guarantee Period, or fail to allocate amounts from a Fixed Investment Option to an Annuity Option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had John Hancock USA fully met its obligations under your Contract with respect to such Fixed Investment Option. If John Hancock USA fails to pay any amount that becomes payable under the Contract upon the death of an Owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward Market Value Adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative Market Value Adjustment). There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If John Hancock USA fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy John Hancock USA’s obligation, and MFC must do so. You would not have to make any other demands on John Hancock USA as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC’s preferred and common shares. As a result, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities or other financial obligations due to an event also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee is governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee provides that any claim or proceeding brought by a holder of the Contract (“Holder”) to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this Prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to taxes, duties, assessments or governmental charges imposed on a Holder with respect to any Contract offered by this Prospectus:

(a)	(i) by reason of the Holder being a person with whom John Hancock USA or MFC is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of the Holder having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b)	by reason of the Holder being liable for or subject to such withholding or deduction because of the Holder’s failure to make a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (as defined below) except to the extent that the Holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

Additional information about the MFC Subordinated Guarantee can be found in the Prospectus contained in the accompanying Annex under the headings, “What Additional Guarantee Applies to the Fixed Investment Options Under My Contract?” and “How can I find additional information about MFC?”

X. LEGAL OPINIONS

The validity of the Market Value Adjustment Interests under deferred annuity contracts and the MFC Subordinated Guarantee offered in this Prospectus have been passed upon for us by Arnold R. Bergman, Esq., Vice President and Annuities Chief Counsel, John Hancock USA, Boston, Massachusetts. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee have been passed upon for MFC by Torys LLP, Toronto, Canada. On the date of this Prospectus, the partners and associates of Torys LLP own an aggregate of approximately 18,000 MFC common shares.

XI. EXPERTS

The consolidated financial statements of MFC as at December 31, 2011 and 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, included in MFC’s Annual report on Form 40-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and as amended and filed on Form 40-F/A on March 23, 2012, and the amended consolidated financial statements of MFC as at December 31, 2010 and 2009, and for the years then ended, included in MFC’s Annual Report of Form 40-F, filed with the SEC on March 18, 2011 and as amended and filed on Form 40-F/A on March 25, 2011 and the amended consolidated financial statements of MFC as at December 31, 2009 and 2008, and for the years then ended, included in MFC’s Annual Report of Form 40-F, filed with the SEC on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, each of which is incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, an independent registered public accounting firm, as set forth in their reports thereon, included and incorporated herein and therein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

XII. ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC’s assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a “Massachusetts Court”) and irrevocably submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:

(i)	the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);

(ii)	such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(iii)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

(iv)	the action to enforce such judgment is commenced within the applicable limitation period.

Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.

In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for Holders to effect service within the United States upon MFC’s directors and officers and the experts named in this Prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

XIII. ANNEX

References to the “Annex” refer to the Prospectus for the Declaration Variable Annuity, Patriot Variable Annuity, Revolution Access Variable Annuity, Revolution Extra Variable Annuity, and Revolution Value Variable Annuity located in the front of this booklet.

A-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Manulife Financial Corporation

Under the Insurance Companies Act (Canada), a company may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company’s request as a director or officer of or in a similar capacity for another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if:

(1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the company or the other entity for which he or she acted at the company’s request as a director or officer or in a similar capacity; and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to indemnity from the company if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfills the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person against all costs, charges and expenses reasonably incurred by them in connection with an action by or on behalf of the company or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

The by-laws of Manulife Financial Corporation (“MFC”) provide that the board of directors of MFC shall make provisions, by resolution, for the indemnification of directors, officers, employees and such other persons as the directors shall decide on such terms and conditions as they establish. MFC’s administrative resolutions provide that MFC shall indemnify a director, officer or employee, a former director, officer or employee, or a person who acts or acted at MFC’s request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability and costs arising out of any action or suit against them from the execution of their duties, subject to the limitations described in the administrative resolutions.

MFC’s administrative resolutions provide that MFC will have no obligation to indemnify any person for:

•	any acts committed with actual dishonest, fraudulent, criminal or malicious purpose or intent;

•	any act of gross negligence or willful neglect;

•	any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

•	any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

•	any claims relating to pension plans sponsored by any person entitled to indemnification;

•	bodily injury, sickness, disease or death of any person;

•	injury to or destruction of any tangible property; and

•	any actions which were in breach of compliance with MFC policy.

MFC has also entered into agreements to indemnify its directors and officers. These agreements indemnify our directors and officers for certain expenses, including, among other things, attorneys’ fees, costs, fines and settlement amounts, reasonably incurred by any such person in any civil, criminal, administrative or other proceeding related to such person’s services as a director or officer of MFC, or any other entity to which the person provides services at MFC’s request. MFC’s obligation to indemnify such persons is subject to similar limitations as those set forth in MFC’s administrative resolutions described above.

MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S.$300,000,000. The policy is renewed annually. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries. The policy also provides protection to MFC (of which U.S.$125,000,000 is available to MFC) for claims made against directors and officers for which MFC has granted directors and officers indemnity, as required or permitted under applicable law, and for securities claims made against MFC, in each case, subject to a deductible of U.S.$25,000,000 per claim.

John Hancock Life Insurance Company (U.S.A.)

Pursuant to Article XII of the Restated Articles of Redomestication of John Hancock Life Insurance Company (U.S.A.) (“John Hancock (U.S.A.)”) and Sections 5241 through 5242 of the Michigan Insurance Code, John Hancock (U.S.A.) indemnifies each person who is or was or has agreed to become a director of John Hancock (U.S.A.), or is or was serving at the request of John Hancock USA as a director of another foreign or domestic corporation, joint venture, trust or other enterprise, whether for profit or not, from liability incurred or imposed by reason of any action alleged to have been taken or omitted in such capacity. Indemnification shall be made by John Hancock (U.S.A.), unless a determination is made that the individual (i) breached his or her duty of loyalty to John Hancock (U.S.A.), its shareholders, or its policyholders, (ii) failed to act in good faith and in a manner in which the individual reasonably believed to be in or not opposed to the best interests of John Hancock USA, (iii) engaged in an intentional misconduct or knowing violation of law, (iv) violated Sections 5036, 5276 or 5280 of the Michigan Insurance Code, or (v) engaged in a transaction in which the individual derived an improper personal benefit, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, to the extent that a present or former direction of John Hancock (U.S.A.) has been successful on the merits or otherwise in any defense of any proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred in defending any proceeding may be paid by John Hancock (U.S.A.) in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

As stated above, MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S.$300,000,000. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries, including John Hancock (U.S.A.).

ITEM 9. EXHIBITS

The following exhibits are filed herewith or incorporated herein by reference:

Item No.	Description
1(a)*	Distribution and Servicing Agreement dated February 17, 2009 by and among John Hancock Distributors, LLC, Manulife Financial Securities, LLC, and John Hancock Life Insurance Company (U.S.A.), incorporated by reference to Exhibit (b)(3)(ii) to Form N-4 Registration Statement of John Hancock Variable Annuity Account H (File number 333-143073), filed April 1, 2009.

1(b)*	General Agent and Broker-Dealer Agreement and list of selling broker dealers. --- Incorporated by reference to Exhibit 1(a) to Pre-effective Amendment No. 2 to the Registration Statement, File Nos. 333-155652 and 333-155653, filed on Form F-3/A on April 9, 2009.

4 (a)*	Form of group deferred combination fixed and variable annuity contract, incorporated by reference from Exhibit 4(a) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4 (b)*	Form of group deferred combination fixed and variable annuity certificate, incorporated by reference from Exhibit 4(b) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4 (c)*	Form of Waiver of Withdrawal Charge Rider, incorporated by reference from Exhibit 4(d) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4 (d)*	Form of Guaranteed Retirement Income Benefit Rider, incorporated by reference from Exhibit 4(e) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4 (e)*	Form of Accumulated Value Enhancement Rider, incorporated by reference from Exhibit 4(g) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4 (f)*	Form of Death Benefit Enhancement Rider, incorporated by reference from Exhibit 4(f) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4 (g)*	Form of Earnings Enhanced Death Benefit Rider, incorporated by reference from Exhibit 4(g) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4 (h)*	Form of contract application, incorporated by reference from Exhibit 5 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4 (i)*	Form of nursing home waiver of CDSL rider, incorporated by reference from Exhibit 4(d) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

4 (j)*	Form of one year stepped-up death benefit rider, incorporated by reference from Exhibit 4(e) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

4 (k)*	Form of accidental death benefit rider, incorporated by reference from Exhibit 4(f) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

4 (l)*	Policy form endorsement, incorporated by reference to Exhibit 4(l) on Form F-3, file numbers 333-164149 and 333-164149-01, filed on January 4, 2010.

4(m)*	Subordinated Guarantee dated as of January 4, 2010 by Manulife Financial Corporation in favor of certain holders of market value adjustment interests under deferred annuity contracts issued by John Hancock Life Insurance Company (U.S.A.), incorporated by reference to Exhibit 4(m) on Form F-3, file numbers 333-164149 and 333-164149-01, filed on January 4, 2010.

5 (a)*	Opinion and Consent of Annuities Chief Counsel regarding legality of the market value adjustment interests under deferred annuity contracts being registered.

5 (b)*	Opinion and Consent of Annuities Chief Counsel regarding validity of the subordinated guarantee.

5 (c)*	Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments.

23 (a)	Consent of independent registered public accounting firm for Manulife Financial Corporation.

23 (b)*	Consent of Annuities Chief Counsel (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

23 (c)*	Consent of Annuities Chief Counsel (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

23 (d)*	Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

24 (a)*	Powers of Attorney (included on the signature pages and incorporated herein by reference).

*	Previously filed.

ITEM 10. UNDERTAKINGS.

(a)	Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Manulife Financial Corporation hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (b) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8 of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430(B) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Manulife Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 12, 2012.

MANULIFE FINANCIAL CORPORATION

By:	/s/ Donald A. Guloien
Name:	Donald A. Guloien
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2012.

Signature	Title

/s/ Donald A. Guloien	President, Chief Executive Officer and Director (Principal Executive Officer)
Donald A. Guloien

/s/ Stephen B. Roder	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Stephen B. Roder

*	Chair
Gail C.A. Cook-Bennett

*	Director
Joseph P. Caron

*	Director
John M. Cassaday

*	Director
Thomas P. d’Aquino

*	Director
Richard B. DeWolfe

*	Director
Robert E. Dineen, Jr.

Signature	Title

*	Director
Sheila S. Fraser

*	Director
Scott M. Hand

*	Director
Robert J. Harding

*	Director
Luther S. Helms

*	Director
Tsun-yan Hsieh

*	Director
Donald R. Lindsay

*	Director
Lorna R. Marsden

*	Director
John R.V. Palmer

*	Director
Andrea S. Rosen

*.	Director
Hugh W. Sloan, Jr.

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this amended Registration Statement on behalf of the person indicated.

By:	/s/ Jean-Paul Bisnaire
Name:	Jean-Paul Bisnaire
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, John Hancock Life Insurance Company (U.S.A.) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 12, 2012.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Craig Bromley
Name:	Craig Bromley
Title:	Principal Executive Officer, Chairman and President

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2012.

Signature	Title

/s/ Craig Bromley	Chairman and President (Principal Executive Officer)
Craig Bromley

/s/ Steven A. Finch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Steven A. Finch

/s/ Simonetta Vendittelli	Vice President and Controller (Principal Accounting Officer)
Simonetta Vendittelli

*	Director
Thomas Borshoff

*	Director
Paul M. Connolly

*	Director
Ruth Ann Fleming

*	Director
James D. Gallagher

*	Director
Marianne Harrison

*	Director
Scott S. Hartz

*	Director
Rex E. Schlaybaugh, Jr.

*	Director
John G. Vrysen

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this amended Registration Statement on behalf of the person indicated.

By:	/s/ Thomas J. Loftus
Name:	Thomas J. Loftus
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Manulife Financial Corporation in the United States, has signed this amended Registration Statement on December 12, 2012.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Emanuel Alves
Name:	Emanuel Alves
Title:	Vice President,
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
23 (a)	Consent of independent registered public accounting firm for Manulife Financial Corporation.